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Aileen Zerrudo (510) 326-9737, aileen.zerrudo@clorox.com
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Geoff Joly (510) 271-7412, geoff.joly@clorox.com
Steve Austenfeld (510) 271-2270, steve.austenfeld@clorox.com

Para leer este comunicado en español, vaya a TheCloroxCompany.com

Clorox Announces Exit From Venezuela and Confirms FY15 Outlook for Sales and EPS From Continuing Operations

OAKLAND, Calif., Sept. 22, 2014 – The Clorox Company (NYSE: CLX) today reported its affiliate Corporación Clorox de Venezuela S.A. (Clorox Venezuela) is no longer viable. As a result, Clorox Venezuela is discontinuing its operations, effective immediately, and is seeking to sell its assets.

“This is a very difficult situation for our company,” said Chairman and CEO Don Knauss. “We are extremely proud of the men and women who did their very best to operate our business in the face of significant economic challenges. We are working to support them through this transition.”

For nearly three years, Clorox Venezuela was required to sell more than two-thirds of its products at prices frozen by the Venezuelan government. During this same period, Clorox Venezuela experienced cumulative triple-digit inflation resulting in massive increases in Clorox Venezuela’s input costs, including packaging, raw materials, transportation and wages. As a result, Clorox Venezuela had been selling its products at a loss, causing ongoing operating losses. Clorox Venezuela repeatedly met with government authorities to help them understand the rapidly declining state of the business, including the need for immediate, significant and ongoing price increases and other critical remedial actions to address these adverse impacts. Based on their representations, Clorox Venezuela had expected significant price increases would be forthcoming much earlier this year. However, price increases subsequently approved by the government were nowhere near sufficient and would have caused Clorox Venezuela to continue operating at a significant loss.

While Clorox Venezuela would have preferred to maintain its business in Venezuela and continue supplying its products to the Venezuelans who use them every day, given the operating restrictions imposed by the Venezuelan government, considerable economic uncertainty, continual supply disruptions, and without significant and ongoing price increases as well as other remedial actions, Clorox Venezuela anticipated considerable operating losses would continue into the foreseeable future. As a result, the business is no longer viable and, therefore, Clorox Venezuela has been forced to discontinue its operations.

This announcement relates only to the Clorox Venezuela business; The Clorox Company’s other international businesses are not impacted.

The Clorox Company Confirms FY15 Outlook for Sales and EPS From Continuing Operations

In the last fiscal year, which ended June 30, 2014, net sales from Clorox Venezuela represented about 1.4 percent, or about $77 million, of The Clorox Company’s total sales, and the Clorox Venezuela business generated losses before interest and taxes of about $23 million.

In the company’s fiscal year 2015 outlook, first communicated in May 2014, Clorox Venezuela had anticipated receiving approval for significant price increases to meaningfully reduce the operating loss versus fiscal year 2014. However, price increases subsequently approved by the government were nowhere near sufficient and would have caused Clorox Venezuela to continue operating at a significant loss.

With this exit, the historical and future financial results of Clorox Venezuela will be reflected as discontinued operations. For fiscal year 2015, discontinued operations will also include anticipated after-tax exit costs of $60 million to $65 million, or 46 cents to 50 cents diluted EPS. In addition, discontinued operations may reflect approximately $10 million to $15 million in after-tax exit costs over the next three fiscal years. Cash-related exit costs, net of expected tax benefits, are expected to be $5 million to $10 million.

The company’s fiscal 2015 financial outlook continues to anticipate sales to be about flat and diluted earnings per share from continuing operations to be in the range of $4.35-$4.50.

The Clorox Company will discuss its fiscal 2015 financial outlook when it communicates first-quarter results on Oct. 31. In addition, concurrent with its first-quarter Form 10-Q filing, the company will provide historical company results that reflect the Venezuela business on a discontinued operations basis.

Corporación Clorox de Venezuela S.A.

Clorox Venezuela began operations in 1990 with distribution of the Pine-Sol brand. It subsequently acquired Mistolín® cleaners and the Nevex® brand. The business also produced cleaning utensils under brand names such as Bon Bril®, Marlene® and Lustrillo®. Facilities include two administrative offices in Caracas, two manufacturing sites in Santa Lucía and a third manufacturing facility in Guacara.

The Clorox Company

The Clorox Company is a leading multinational manufacturer and marketer of consumer and professional products with approximately 8,200 employees worldwide and fiscal year 2014 sales of $5.6 billion. Clorox markets some of the most trusted and recognized consumer brand names, including its namesake bleach and cleaning products; Pine-Sol® cleaners; Liquid Plumr® clog removers; Poett® home care products; Fresh Step® cat litter; Glad® bags, wraps and containers; Kingsford® charcoal; Hidden Valley® and KC Masterpiece® dressings and sauces; Brita® water-filtration products and Burt’s Bees® natural personal care products. The company also markets brands for professional services, including Clorox Healthcare®, HealthLink®, Aplicare® and Dispatch® infection control products for the healthcare industry. More than 80 percent of the company's brands hold the No. 1 or No. 2 market share positions in their categories. Clorox's commitment to corporate responsibility includes making a positive difference in its communities. In fiscal year 2014, The Clorox Company and The Clorox Company Foundation contributed more than $16 million in combined cash grants, product donations, cause marketing and employee volunteerism. For more information, visit TheCloroxCompany.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements involve risks and uncertainties. Except for historical information, matters discussed above, including statements about future volume, sales, costs, cost savings, earnings, cash flows, plans, objectives, expectations, growth, or profitability, are forward-looking statements based on management’s estimates, assumptions and projections. Words such as “will,” “could,” “may,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations on such words, and similar expressions, are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed above. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, as updated from time to time in the company’s SEC filings. These factors include, but are not limited to: risks related to international operations, including risks related to the exit from Venezuela as well as political instability; government-imposed price controls or other regulations; foreign currency exchange rate controls, including periodic changes in such controls, fluctuations and devaluations; labor unrest and inflationary pressures, particularly in Venezuela as well as Argentina, and other challenging markets; risks related to the possibility of nationalization, expropriation of assets or other government action in foreign jurisdictions, particularly in Venezuela and Argentina; intense competition in the company’s markets; worldwide, regional and local economic conditions and financial market volatility; volatility and increases in commodity costs such as resin, sodium hypochlorite and agricultural commodities and increases in energy, transportation or other costs; the ability of the company to drive sales growth, increase price and market share, grow its product categories and achieve favorable product and geographic mix; dependence on key customers and risks related to customer consolidation and ordering patterns; costs resulting from government regulations; the ability of the company to successfully manage global political, legal, tax and regulatory risks, including changes in regulatory or administrative activity; supply disruptions and other risks inherent in reliance on a limited base of suppliers; the ability of the company to implement and generate anticipated cost savings and efficiencies; the success of the company’s business strategies; the impact of product liability claims, labor claims and other legal proceedings, including in foreign jurisdictions and the company’s litigation related to its discontinued operations in Brazil; the ability of the company to develop and introduce commercially successful products; risks relating to acquisitions, new ventures and divestitures and associated costs, including the potential for asset impairment charges, including intangible assets and goodwill; risks related to reliance on information technology systems, including potential security breaches, cyber attacks or privacy breaches that result in the unauthorized disclosure of consumer, customer, employee or company information, or service interruptions; the company’s ability to attract and retain key personnel; the company’s ability to maintain its business reputation and the reputation of its brands; environmental matters including costs associated with the remediation of past contamination and the handling and/or transportation of hazardous substances; the impact of natural disasters, terrorism and other events beyond the company’s control; the company’s ability to maximize, assert and defend its intellectual property rights; any infringement or claimed infringement by the company of third-party intellectual property rights; the effect of the company’s indebtedness and credit rating on its operations and financial results; the company’s ability to maintain an effective system of internal controls; uncertainties relating to tax positions, tax disputes and changes in the company’s tax rate; the accuracy of the company’s estimates and assumptions on which its financial statement projections are based, including estimates and assumptions related to its exit from Venezuela; the company’s ability to pay and declare dividends or repurchase its stock in the future; and the impacts of potential stockholder activism.

The company’s forward-looking statements in this press release are based on management’s current views and assumptions regarding future events and speak only as of their dates. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.